EXHIBIT 10.14


                                RSI SYSTEMS, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

      THIS OPTION AGREEMENT is made as of the 1st day of July, 1996, between RSI SYSTEMS, INC., a Minnesota corporation (the "Company"), and DONALD LIES, the President and Chief Executive Officer of the Company (the "Optionee").

      The Company desires to afford the Optionee an opportunity to purchase shares of its common stock, no par value per share (the "Common Stock"), as hereinafter provided. The Company and the Optionee acknowledge that this Option is not granted under the Company's 1994 Stock Plan and is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code, as amended (the "Code").

      THEREFORE, the parties hereby agree as follows:

      1. Grant of Option. The Company hereby grants to the Optionee the right and option (hereinafter called the "Option") to purchase from the Company all or any part of an aggregate amount of 110,000 shares of the Common Stock of the Company (the "Option Shares") on the terms and conditions herein set forth.

      2. Purchase Price. The purchase price of the Option Shares shall be $8.00 per share.

      3. Term of Option. The term of the Option shall be for a period of ten
(10) years from July 1, 1996 (the "Option Date"), subject to earlier termination as hereinafter provided.

      4. Exercise of Option. During the first six months the Option is outstanding it may not be exercised with respect to any of the shares covered thereby. Thereafter, subject to the terms and conditions hereof, the Option may be exercised as follows:

            (a) From and after January 1, 1997, the Option may be exercised as to 27,500 Option Shares.

            (b) From and after July 1, 1997, the Option may be exercised as to an additional 27,500 Option Shares.

            (c) From and after January 1, 1998, the Option may be exercised as to an additional 27,500 Option Shares.

            (d) From and after July 1, 1998, the Option may be exercised as to the remaining 27,500 Option Shares.

      5. Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

      6. Death, Disability or Retirement of Optionee. If the Optionee's employment with the Company shall terminate by reason of death, Disability or Retirement (as such terms are defined in the Plan), the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his termination of employment by reason of death, Disability or Retirement) by the Optionee, his or her legal representative, or, in the case of death, by the person to whom the Option is transferred by will or the applicable laws of descent and distribution at any time within five (5) years after the Optionee's termination of employment, but in no event later than the expiration of the term specified in paragraph 3 hereof.

      7. Termination of Employment. In the event the employment of the Optionee shall be terminated for any reason other than death, Disability or Retirement, any unexercised Option may be exercised by the Optionee at any time within five
(5) years of such termination but only to the extent the Option was exercisable by the Optionee on the date of termination. In no event shall any Option be exercisable after the expiration of the term specified in Section 3 hereof. So long as the Optionee shall continue to be an employee of the Company or one or more of its subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate the employment of the Optionee at any time.

      8. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Board of Directors of the Company at the principal office of the Company. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, which payment shall be made in cash or by check or bank draft payable to the Company, or, provided such form of payment does not result in a charge to earnings of the Company for financial accounting purposes, by delivery of shares of Common Stock of the Company with a fair market value equal to the purchase price or by a combination of cash and such shares, whose fair market value shall equal the purchase price. For purposes of this Agreement, the "fair market value" of the Common Stock of the Company shall be the value of the Common Stock on a given date as determined by the Board of Directors in accordance with applicable Treasury Department regulations under
Section 422 of the Code. In the event the Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of such right of such person to exercise the Option.

      9. Disputes. As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee and the Optionee's personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Company, in its sole discretion, and that any interpretation by the Company of the terms of this Agreement shall be final, binding and conclusive.

      10. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

      IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date and year first above written.

                                          RSI SYSTEMS, INC.


                                          By:
-----------------------------------          ----------------------------------
Donald Lies

                                          Its:
                                              ---------------------------------